Exhibit 10.1

InterIM Note AGREEMENT

This Interim Note Agreement (the “Agreement”) dated as of July 7, 2016, is by and among Rock Creek Pharmaceuticals, Inc., a Delaware corporation with offices located at 2040 Whitfield Avenue, Suite 300, Sarasota, Florida 34243 (the “Company”), and the investor signatory hereto (the “Investor”).

RECITALS

A. The Company and the Investor are parties to a Securities Purchase Agreement, dated October 14, 2015, as amended by an Amendment Agreement dated February 4, 2016 (the “Securities Purchase Agreement”), pursuant to which the Company issued and sold to the Investor, among other things, a Senior Secured Convertible Note of the Company, dated October 15, 2015, in the aggregate original principal amount of $_________ (as amended by the Amendment Agreement dated February 4, 2016, the “Investor Note”, and together with the Senior Secured Convertible Notes issued to another investor (the “Other Investor”, and together with the Investor, the “Investors”) pursuant to the Securities Purchase Agreement, the “Notes”), which included the funding by the Investor of $__________ into the Holder Master Restricted Account (as defined in the Investor Note).

B. As of the date hereof, approximately $__________ in aggregate principal amount remains outstanding under the Investor Note and approximately $____________ in cash remains in the Holder Master Restricted Account.

C. The Company desires to hold a stockholder meeting as soon as commercially practicable, but in no event later than August 12, 2016 (the “Stockholder Meeting Deadline”) to effect a reverse stock split (without a corresponding reduction in the Company’s number of authorized shares of common stock) to ensure that there will be a sufficient number of authorized shares to permit the conversion and exercise, in full, of the Notes and the Warrants (as defined in the Securities Purchase Agreement) (without regard to any limitation on conversions and exercises set forth therein).

D. During the period commencing on the Effective Time (as defined below) and ending on the earlier to occur of (x) the Stockholder Meeting Deadline and (y) the date of the Stockholder Meeting (as defined below) (the “Interim Period”), the parties hereto desire to effect certain interim provisions to the Investor Note, including, without limitation, temporarily modifying during the Interim Period certain terms of the Investor Note related to delivery of Pre-Installment Conversion Shares (as defined in the Investor Note), conversions of the Investor Note, releases of cash from the Holder Master Restricted Account and sales of Conversion Shares (as defined in the Securities Purchase Agreement) issuable upon conversion of the Investor Note.

E. This Agreement is contingent upon, and will not become effective unless and until, the Other Investor has executed and delivered an agreement (each, an “Other Agreement”) identical to this Agreement (other than the identity of the Investor and its counsel and certain dollar amounts and amount of shares set forth therein (the “Effective Time”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. CERTAIN DEFINITIONS. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Securities Purchase Agreement or the Investor Note, as applicable.

2. INTERIM AGREEMENT.

(a) Stockholder Approval. The Company shall provide each stockholder entitled to vote at the next special or annual meeting of stockholders of the Company (the "Stockholder Meeting"), which shall be promptly called and held not later than the Stockholder Meeting Deadline, a proxy statement, substantially in the form which will be reviewed by the Investor and _____________, at the expense of the Company not to exceed $________, soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of an amendment to the Certificate of Incorporation of the Company to effect a reverse split (with a range of values of up to a reverse split of one for two hundred shares, with the final value to be determined by the Board of Directors of the Company after the vote) without any change to the number of authorized shares of common stock (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every forty-five calendar days thereafter until the earlier of (i) the date such Stockholder Approval is obtained and (ii) the date on which the Notes and Warrants are no longer outstanding.

(b) Pre-Delivery of Pre-Installment Conversion Shares. Notwithstanding anything in the Investor Note to the contrary, no later than the third (3rd) Trading Day after the Effective Time, the Company shall issue to the Investor _______ shares of Common Stock, which shall (i) be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the Investor being entitled to all rights accorded to a holder of Common Stock and (ii) constitute Pre-Installment Conversion Shares under the Investor Note and shall reduce on a share-by-share basis the Company’s obligation to deliver the Pre-Installment Conversion Shares to the Investor that would otherwise have been issued to the Investor on June 22, 2016.

2

(c) Control Account Releases. Notwithstanding anything in the Investor Note to the contrary, during the Interim Period no Control Account Release Event shall be deemed to have occurred, except as follows:

(i) the Company’s receipt of a written notice by the Investor electing to permit a release of cash with respect to any Restricted Principal to the Company;

(ii) with respect to any Conversion Notice for an Alternate Optional Conversion during the Interim Period, the Company’s receipt of both (A) such Conversion Notice hereunder executed by the Investor electing to effect an Alternate Optional Conversion with respect to a Conversion Amount of the Investor Note specified in such Conversion Notice (each, an “Alternate Optional Conversion Amount”) and (B) written confirmation by the Investor that the shares of Common Stock issued pursuant to such Conversion Notice have been properly delivered in accordance with Section 3(c) (in each case, as adjusted, if applicable, to reflect the withdrawal of any Conversion Notice, in whole or in part, by the Investor, whether pursuant to Section 3(c)(ii) of the Investor Note or otherwise); provided, that the Control Account Release Amount with respect thereto shall equal ______% of the applicable Alternate Optional Conversion Amount; and

(iii) on July 25, 2016 with respect to $_______ of Control Account Release Amount, as reduced by 50% of any Control Account Release Amount actually released by the Investor from the Holder Master Restricted Account during the Interim Period pursuant to Section 2(c)(ii) above), provided that no Equity Conditions Failure (excluding any Price Failure, Volume Failure, or Authorized Share Failure) then exists on such date. In addition, the provision of material nonpublic information by the Company to Investor in connection with the negotiation and execution of this Agreement shall not deemed to be an Equity Conditions Failure, subject to the Company’s compliance with Section 5 of this Agreement.

(d) Leak-Out of Conversion Shares. During the Interim Period (or such other period as mutually agreed to by the Company and the Investor, but in no event longer than the shortest leak-out period of any Other Investor pursuant to any Other Agreement, the “Leak-Out Period”), neither the Investor, nor any of its affiliates, collectively, shall sell, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day, any Conversion Shares (x) both (i) below a sale price of $0.02 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or similar events occurring after the date hereof) (or such other floor price as mutually agreed to by the Company and the Investor, but in no event greater than the lowest floor price applicable to the Note of the Other Investor pursuant to the Other Agreement, the “Floor Price”) and (ii) on a Trading Day when the aggregate composite daily dollar trading volume of the Common Stock on such Trading Day fails to be equal to or exceed $225,000 (or such other aggregate composite daily dollar trading volume as mutually agreed to by the Company and the Investor, but in no event greater than the lowest aggregate composite daily dollar trading volume (as reported by Bloomberg, L.P.) applicable to the Note of the Other Investor pursuant to the Other Agreement) and (y) in an amount equal to more than ______% of the aggregate composite daily trading volume (as reported by Bloomberg, L.P.) of the Common Stock on such Trading Day (or such other percentage of the aggregate composite daily trading volume as mutually agreed to by the Company and the Investor, but in no event greater than the lowest percentage of the aggregate composite daily trading volume applicable to the Notes of any Other Investor pursuant to any Other Agreement).

3

3. NO FURTHER AMENDMENTS. Except as specifically set forth in this Agreement, all terms of the Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. For the avoidance of doubt Sections 2(c) and (d) shall automatically terminate and shall cease to be of any force or effect after the termination of the Interim Period, provided that such termination shall not affect any rights of the Company with respect to any breach of Sections 2(c) or 2(d) prior to the termination of the Interim Period.

4. MISCELLANEOUS. All provisions of Article 9 of the Securities Purchase Agreement are incorporated herein by reference mutatis mutandis; provided, however, that any amendment of this Agreement shall require the consent of the undersigned. All references herein and in the Securities Purchase Agreement, Registration Rights Agreement, Notes and Warrants to the Securities Purchase Agreement, Registration Rights Agreement and Notes shall mean, respectively, the Securities Purchase Agreement, Registration Rights Agreement and Notes, each as amended by this Agreement.

5. DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, publicly issue a press release and a Current Report on Form 8-K disclosing all material terms of this Agreement and attaching the form of this Agreement as an exhibit to such filing. As of the date of the issuance of the Form 8-K, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, affiliates, employees or agents, that is not disclosed in the Form 8-K. In addition, effective upon the filing of the Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate and be of no force or effect. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, affiliates, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Investor. To the extent that the Company delivers any material, non-public information to the Investor without the Investor's express prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agent with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agent not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in the securities of the Company.

4

6. INDEPENDENT NATURE OF BUYERS' OBLIGATIONS AND RIGHTS. The obligations of the Investor under this Agreement and the Other Investor under the Other Agreement are several and not joint with the obligations of the Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of the Other Investor under the Other Agreement. Nothing contained herein or in the Other Agreement, and no action taken by the Investor pursuant hereto or the Other Investor pursuant thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any Other Agreement. The Company acknowledges and the Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

7. FEES AND EXPENSES. The Company shall reimburse ____________ for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying on or prior to the second (2nd) Business Day immediately following the date hereof any such amount to __________ (the “Counsel Expense”) by wire transfer of immediately available funds in accordance with the written instructions of __________ delivered to the Company in a non-accountable amount equal to $______. The Counsel Expense shall be paid by the Company whether or not the Effective Time occurs. Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

8. SETTLEMENT DOCUMENT. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to the Other Investor with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to the Other Investor than those of the Investor as set forth in this Agreement. If, and whenever on or after the date hereof, the Company enters into a new Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such new Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 8 shall apply similarly and equally to each Settlement Document.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael Mullan
	Name:	Michael Mullan
	Title:	Chief Executive Officer

6

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

By:
Name:
Title:

7